Exhibit 99.1

Veritex Holdings, Inc. Announces Acquisition of North Avenue Capital, LLC

DALLAS, September 21, 2021 – Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company of Veritex Community Bank, today announced the entry into a definitive agreement pursuant to which a newly formed subsidiary of Veritex Community Bank will acquire North Avenue Capital, LLC (“NAC” or “North Avenue Capital”) to be a subsidiary of Veritex Community Bank.

The transaction will make Veritex Community Bank a leading player in the USDA Business and Industry (“B&I”) lending program. It furthers Veritex’s strategy of diversifying revenue streams and providing meaningful gain on sale and loan servicing fees. Veritex will be able to leverage NAC’s loan sourcing technology to further enhance Veritex’s products and services. Additionally, Veritex will provide additional resources and expertise to complement NAC’s experienced team and proven Veritex Community Bank strategy.

Veritex Chairman and Chief Executive Officer C. Malcolm Holland stated, “We are very excited about the acquisition of North Avenue Capital. We have been interested in expanding our existing presence in the USDA lending space for a while now and we have been impressed by what we have learned about North Avenue Capital and its people. This transaction provides us the opportunity to become the top player in the USDA B&I lending space and we look forward to working with the North Avenue Capital team moving forward.”

NAC Founder and Chief Executive Officer Ben Chatraw said, “Our acquisition by Veritex gives us a great opportunity to expand our business. We will be able to enhance our capabilities and we believe our customers, employees, and shareholders will all benefit from this.”

Under the terms of the merger agreement, upon the completion of the merger, Veritex will pay $57.5 million in cash to existing shareholders of NAC, subject to adjustment. Three years after the completion of the transaction, NAC has the right, subject to adjustment, to receive an additional $5 million in cash subject to certain performance measures. After closing, NAC will continue to operate under its current name and brand and in its current office space, as a wholly owned subsidiary of Veritex Community Bank. The transaction is expected to close in the fourth quarter of 2021.

Veritex was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, and Covington & Burling LLP served as legal counsel. NAC was advised by Harbor View Advisors and Allen C. Ewing, and Womble Bond Dickinson served as legal counsel.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

About North Avenue Capital, LLC
Headquartered in Ponte Vedra, Florida, NAC is a regulated, non-depository government guaranteed lender. NAC originates and services loans exclusively through the USDA B& I guaranteed loan program within the USDA Rural Development Program. Outside of Ponte Vedra, Florida, NAC has regional offices in Georgia, Nevada, and Texas. For more information, visit www.northavenue.com.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its proposed acquisition of NAC to have on its operations, financial condition, and financial results, and Veritex’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the proposed acquisition. The forward-looking statements also include statements about Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain important factors could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, that the businesses of Veritex and NAC will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or NAC have business relationships, diversion of management time on acquisition-related issues, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and NAC. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or NAC anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Neither Veritex nor NAC undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6200
scaudle@veritexbank.com